Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33481) pertaining to the Nordson Hourly-Rated Employees’ Savings Trust Plan of our report dated June 11, 2004 with respect to the financial statements and schedules of the Nordson Hourly-Rated Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 22, 2004